UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2006
HERBALIFE LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 309 GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands
(Address of principal executive offices)
Registrant’s telephone number, including area code: (310) 410-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Herbalife Ltd. (the “Company”) is filing a copy of its current forms of Stock Unit Award Agreement and Stock Appreciation Right Award Agreement to be used for grants made to Gregory Probert, the Company’s President and Chief Operating Officer, Brett R. Chapman, the Company’s General Counsel and Corporate Secretary, and Richard Goudis, the Company’s Chief Financial Officer under the Herbalife Ltd. 2005 Stock Incentive Plan (the “Plan”).
The Compensation Committee of the Board of Directors of the Company approved the grants of Restricted Stock Units and Stock Appreciation Rights to Messrs. Probert, Chapman and Goudis in the amounts set forth in the table below. Pursuant to the terms of the Plan, the Base Price, as defined in the Form of Stock Appreciation Right Award Agreement applicable to Messrs. Probert, Chapman and Goudis, for each Stock Appreciation Right is $32.79, the fair market value of a common share of the Company on March 23, 2006, the date all requisite corporate action with respect the grants was completed.

		Number of Stock
Executive Officer	Number of Restricted Stock Units	Appreciation Rights
Gregory Probert	11,025	102,900
Brett R. Chapman	3,375	31,500
Richard Goudis	3,375	31,500
The grants described above were made pursuant to the forms of Stock Unit Award Agreement and Stock Appreciation Right Agreement applicable to Messrs. Probert, Chapman and Goudis. Copies of the Form of Stock Unit Award Agreement and Form of Stock Appreciation Right Award Agreement applicable to Messrs. Probert, Chapman and Goudis are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit	Description
99.1	Form of Herbalife Ltd. 2005 Stock Incentive Plan Stock Unit Award Agreement applicable to Messrs. Probert, Chapman and Goudis.

99.2	Form of Herbalife Ltd. 2005 Stock Incentive Plan Stock Appreciation Right Award Agreement applicable to Messrs. Probert, Chapman and Goudis.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBALIFE LTD.
Date: March 30, 2006	By:	/s/ Brett R. Chapman
Brett R. Chapman
General Counsel